UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2016

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 11, 2016, Avinger, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 8,572,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The price to the public in the Offering is $3.50 per share.  Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,285,800 shares of Common Stock.  All of the shares in the Offering are being sold by the Company.  The Offering is expected to close on August 16, 2016, subject to customary closing conditions.  The net proceeds to the Company after deducting estimated underwriting discounts and commissions and estimated offering expenses will be approximately $27.5 million (excluding the Underwriter’s option, if exercised).

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-209368) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01                   Other Information.

On August 11, 2016, the Company issued a press release announcing the pricing of the Offering.  The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 11, 2016, by and between Avinger, Inc. and Canaccord Genuity Inc. and Cowen and Company, LLC, as representatives of the Underwriters.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
99.1	Press Release dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: August 11, 2016	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 11, 2016, by and between Avinger, Inc. and Canaccord Genuity Inc. and Cowen and Company, LLC, as representatives of the Underwriters.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
99.1	Press Release dated August 11, 2016.